Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in this registration statement on Form S-8 of SMTC Corporation of our report dated June 5, 2015 relating to the consolidated financial statements of SMTC Corporation, which appears in such registration statement.

(Signed) PricewaterhouseCoopers LLP

Chartered Professional Accountants, Licensed Public Accountants
Oakville, Ontario, Canada
June 5, 2015